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                                                                    Exhibit (21)

                          SUBSIDIARIES OF THE COMPANY


 Registrant:
      PURITAN-BENNETT CORPORATION


 Subsidiaries of Registrant:
                                                            Place of
                      Name                                Incorporation
                      ----                                -------------
      Puritan-Bennett International, Inc.                Guam
      Puritan-Bennett Canada, Ltd.                       Canada
      Puritan-Bennett International Corp.                Maryland
      Puritan-Bennett Aero Systems Co.                   California
      Puritan-Bennett UK Limited                         United Kingdom
      Puritan-Bennett (H.K.) Limited                     Hong Kong
      Puritan-Bennett France SARL                        France
      Medicomp, Inc. (56% held by Registrant)            Florida
      Puritan-Bennett Italia S.r.l.                      Italy
      Puritan-Bennett Australia Pty., Limited            Australia
      Puritan-Bennett Nederland B.V.                     The Netherlands
      Puritan-Bennett Holdings Ireland Limited           Ireland
      Puritan-Bennett Ireland Limited                    Ireland
      Puritan-Bennett de Mexico S.A. de C.V.             Mexico
      Puritan-Bennett Helsinki OY                        Finland
      Puritan-Bennett GmbH                               Germany
      SEFAM S.A.                                         France
      Puritan-Bennett France Holdings S.A.               France
      Lit Dupont S.A. (80% held by SEFAM S.A.)           France
      Air S.T. SARL (50% held by SEFAM S.A.)             France
      Puritan-Bennett Ireland Distribution Limited       Ireland

 All of the above Subsidiaries are included in Registrant's consolidated financial statements and are wholly-owned by Registrant, unless otherwise indicated.